UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2013

AMERICAN EXPRESS CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6908	11-1988350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 572-4944

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2013, American Express Credit Corporation (the “Company”) entered into an Amendment No. 1 dated as of July 19, 2013 to its unsecured A$4,500,000,000 syndicated credit facility dated as of August 3, 2011 (the “Credit Facility”) with Citisecurities Limited, as facility agent, Citibank, N.A., Sydney Branch, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation, as mandated lead arrangers and book runners, and the other lenders from time to time party thereto.  The amendment to the Credit Facility provides that the maturity date of Tranche A of the Credit Facility, which provides the Company with a revolving credit facility with a borrowing capacity of A$2,000,000,000, will be extended from August 3, 2014 to August 3, 2015.  The amendment also revises the applicable margins on interest rates on borrowings under Tranche A of the Credit Facility. Other terms of the Credit Facility were not affected.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Credit Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  A copy of the Credit Facility was previously filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011.

Certain of the lenders under the Credit Facility, as amended, or their affiliates, have, and in the future may engage in business transactions with the Company or its affiliates and have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory, and other services in the ordinary course of business for the Company and its subsidiaries, for which they have in the past and may in the future receive customary fees and commissions.

Item 9.01 Financial Statements and exhibits

(d) Exhibits

10.1 Amendment No. 1 dated as of July 19, 2013 to the Credit Facility dated as of August 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS CREDIT CORPORATION
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  July 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 dated as of July 19, 2013 to the Credit Facility dated as of August 3, 2011.